UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2014
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Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
(650) 421-8100
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(c) The Board of Directors of Codexis, Inc. (“the “Company”) has appointed Gordon Sangster as the Company’s Senior Vice President and Chief Financial Officer, such appointment to be effective August 18, 2014. Mr. Sangster will replace David McCaman as the Company’s principal financial officer and principal accounting officer effective as of that date.
Mr. Sangster, age 61, joins the Company from Nitinol Devices & Components, a private medical device manufacturer, where he served as Chief Financial Officer from October 2011 until July 2014. Prior to that role, Mr. Sangster was Chief Financial Officer of ITC Nexus-Dx, a private medical device company that focused on point-of-care diagnostics, from October 2010 to July 2011. From November 2007 to October 2010, Mr. Sangster was Chief Financial Officer of Micrus Endovascular, a publicly traded medical device company that was acquired by Johnson & Johnson for $480 million. From 2006 to 2007, Mr. Sangster was also Chief Financial Officer of HemoSense, Inc., a publicly traded medical device company which was acquired by Alere. Prior to that role, Mr. Sangster was Chief Financial Officer of AP Pharma, a publicly traded biotech company, from 2000 to 2006. Prior to his Chief Financial Officer roles, Mr. Sangster held increasingly responsible financial roles at AP Pharma, Raychem, CooperVision and Levi Strauss. Mr. Sangster is a member of the Institute of Chartered Accountants in England and Wales.
On July 11, 2014, Mr. Sangster and the Company entered into an offer letter agreement (the “Offer Letter”) in connection with his appointment as Senior Vice President and Chief Financial Officer. The Offer Letter provides Mr. Sangster with an annual base salary of $325,000 and an annual target bonus of 40% of such base salary upon achievement of specific goals and objectives to be established by the Board, which bonus for fiscal year 2014 will be prorated based on service during 2014. Subject to the approval of the Board, Mr. Sangster will be granted an option to purchase 115,000 shares of the Company’s common stock (the “Option Award”), an award of 50,000 restricted stock units (the “RSU Award”) and an award of 50,000 performance stock units (the “PSU Award”) on or as soon as reasonably practicable after Mr. Sangster’s employment start date. The Option Award will have a per share exercise price equal to the per share closing price of the Company’s common stock on the date of the option grant and will vest and become exercisable on the first anniversary of Mr. Sangster’s employment start date as to 25% of the shares underlying the Option Award, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award would be fully vested and exercisable on the fourth anniversary of Mr. Sangster’s employment start date. The RSU Award will vest in equal installments on each of the first three anniversaries of Mr. Sangster’s employment start date. The PSU Award will vest upon the satisfaction by the Company of pre-determined performance criteria. If the minimum performance criteria are met, the PSU Award will vest in two, equal annual installments beginning on March 5, 2015. The Offer Letter also provides Mr. Sangster with a one-time sign-on bonus of $50,000, which will have to be repaid to the Company in full if Mr. Sangster resigns or is terminated for cause within six months following his employment start date or repaid as to a prorated amount if he resigns or is terminated for cause between six and twelve months after his employment start date.
Also in connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Sangster will enter into the Company’s standard change of control severance agreement for executives that is substantially in the form filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (File No. 333-164044), effective April 21, 2010, and an indemnification agreement with the Company substantially in the form filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (File No. 333-164044), effective April 21, 2010. See the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014 related to the Company’s 2014 Annual Meeting of Stockholders for a description of the Company’s form change of control severance agreement.

ITEM 7.01.	REGULATION FD DISCLOSURE.
On July 28, 2014, the Company issued a press release announcing the appointment of Gordon Sangster as the Company’s Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information furnished pursuant to this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2014

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.

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